Exhibit 99.1

Verisk Reports Fourth-Quarter 2024 and Full-Year 2024 Financial Results

•

Consolidated revenues were $736 million, up 8.6% on a consolidated and an organic constant currency (OCC) basis for the fourth quarter of 2024. For the full year 2024, consolidated revenues were $2,882 million, up 7.5% and up 7.1% on an OCC basis.

•

Income from continuing operations was $204 million, up 11.6% for the fourth quarter of 2024. Adjusted EBITDA, a non-GAAP measure, was $398 million, up 9.9%, and up 13.5% on an OCC basis. For the full year 2024, income from continuing operations was $951 million, up 23.7%, while adjusted EBITDA was $1,576 million, up 9.9%, on a consolidated and OCC basis.

•

Diluted GAAP earnings per share from continuing operations (diluted EPS attributable to Verisk) were $1.44 for the fourth quarter of 2024, up 15.2%. Diluted adjusted earnings per share from continuing operations (diluted adjusted EPS), a non-GAAP measure, were $1.61, up 15.0%. For the full year 2024, diluted EPS attributable to Verisk were $6.66, up 27.6% and diluted adjusted EPS were $6.64, up 16.3%.

•

Net cash provided by operating activities was $255 million, up 1.2% and free cash flow, a non-GAAP measure, was $200 million, up 2.0% for the fourth quarter of 2024. For the full year 2024, net cash provided by operating activities was $1,144, up 7.9%, and free cash flow was $920 million, up 10.8%.

•	We paid a cash dividend of 39 cents per share on December 31, 2024. Our Board of Directors approved a cash dividend of 45 cents per share payable on March 31, 2024, an increase of 15%.

JERSEY CITY, N.J., February 26, 2025 — Verisk (Nasdaq: VRSK), a leading global data analytics and technology provider, today announced results for the fourth quarter and fiscal year ended December 31, 2024.

Lee Shavel, president and CEO, Verisk: "Verisk delivered strong fourth quarter results capping off another year of strong top line growth and margin improvement. We enter 2025 with strong momentum and are energized by the opportunities arising from our strategic engagement with clients. We remain committed to executing our strategy focusing on investing in new innovations and technologies that deliver value to the insurance ecosystem and support growth and returns for Verisk and all our stakeholders."

Elizabeth Mann, CFO, Verisk: "During the fourth quarter, Verisk delivered 8.6% OCC revenue growth, 13.5% OCC adjusted EBITDA growth, and continued margin expansion, resulting in 15.0% adjusted EPS growth. As we look to 2025, we are excited about our ability to capitalize on the opportunity ahead to drive another year of compounding growth. We continue to invest our capital behind our highest return on investment opportunities while returning cash to shareholders. To that end, I am excited to share that our board has approved a 15% increase to our dividend demonstrating our confidence in our economic model and our commitment to capital return."

Summary of Results (GAAP and Non-GAAP) from Continuing Operations

(in millions, except per share amounts)

Note: Adjusted EBITDA, diluted adjusted EPS, and free cash flow are non-GAAP measures.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2024	2023	Change	2024	2023	Change
Revenues	$736	$677	8.6%	$2,882	$2,681	7.5%
Income from continuing operations	204	182	11.6	951	768	23.7
Adjusted EBITDA	398	362	9.9	1,576	1,434	9.9
Diluted EPS attributable to Verisk	1.44	1.25	15.2	6.66	5.22	27.6
Diluted adjusted EPS	1.61	1.40	15.0	6.64	5.71	16.3
Net cash provided by operating activities	255	252	1.2	1,144	1,061	7.9
Free cash flow	200	196	2.0	920	831	10.8

Revenues from Continuing Operations

Consolidated revenues were $736 million, up 8.6% on a consolidated and OCC basis for the fourth quarter of 2024, with solid growth contributions from both underwriting and claims within Insurance. For the full year 2024, consolidated revenues were $2,882 million, up 7.5% and up 7.1% on an OCC basis, reflecting broad-based growth across most of our businesses.

Revenues and Revenue Growth

(in millions)

Note: OCC revenue growth is a non-GAAP measure.

	Three Months Ended		Three Months Ended
	December 31,		December 31, 2024
	2024	2023	Reported	OCC
Underwriting	$512	$479	6.8%	7.0%
Claims	224	198	13.0	12.7
Insurance	$736	$677	8.6	8.6

	Twelve Months Ended		Twelve Months Ended
	December 31,		December 31, 2024
	2024	2023	Reported	OCC
Underwriting	$2,025	1,893	7.0%	6.8%
Claims	857	788	8.7	7.7
Insurance	$2,882	2,681	7.5	7.1

Insurance revenues grew 8.6% in the fourth quarter of 2024 on a consolidated and OCC basis. For the full year 2024, insurance revenues grew 7.5% and 7.1% on an OCC basis.

•

Underwriting revenues increased 6.8% in the quarter and 7.0% on an OCC basis, primarily due to our forms, rules and loss cost services and extreme event solutions. Specialty business and life solutions also contributed to the growth. On December 2, 2024, we sold Atmospheric and Environmental Research ("AER"), which was a business within Underwriting. The fourth quarter results for AER prior to the sale are included in our revenues from dispositions and totaled $3.0 million and $4.0 million for the fourth quarter 2024 and 2023, respectively.

•	Claims revenue grew 13.0% in the quarter and 12.7% on an OCC basis. The year-over-year increase in revenues was driven by growth in our property estimating solutions and anti-fraud solutions.

Income and Adjusted EBITDA from Continuing Operations

During fourth-quarter 2024, income from continuing operations was $204 million, an increase of 11.6%. For 2024, income from continuing operations was $951 million, up 23.7%. The increase was primarily driven by strong revenue growth and cost discipline, a net gain of $100.6 million associated with the settlement of retained interests related to the prior sale of our healthcare business in 2016 and our specialized markets business in 2022, and a lower effective tax rate. The prior year result included a litigation reserve expense of $38.2 million associated with our former Financial Services segment.

During fourth-quarter 2024, adjusted EBITDA increased 9.9%, and 13.5% on an OCC basis. For 2024, adjusted EBITDA was $1,576 million, up 9.9% on a consolidated and OCC basis, primarily due to strong revenue growth and cost discipline.

EBITDA and Adjusted EBITDA

(in millions)

Note: Consolidated EBITDA and Adjusted EBITDA are non-GAAP measures. Margin is calculated as a percentage of revenues. See "Non-GAAP Reconciliations" below for a reconciliation to the nearest GAAP measure. All OCC figures exclude results from the disposition of the Energy business.

	Three months ended December 31,
	EBITDA		EBITDA Margin		Adjusted EBITDA		Adjusted EBITDA Growth		Adjusted EBITDA Margin
	2024	2023	2024	2023	2024	2023	2024 Reported	2024 OCC	2024	2023
Insurance	$386	$357	52.5%	52.7%	$398	$362	9.9%	13.5%	54.1%	53.4%

	Twelve months ended December 31,
	EBITDA		EBITDA Margin		Adjusted EBITDA		Adjusted EBITDA Growth		Adjusted EBITDA Margin
	2024	2023	2024	2023	2024	2023	2024 Reported	2024 OCC	2024	2023
Insurance	$1,659	$1,424	57.6%	53.1%	$1,576	$1,434	9.9%	9.9%	54.7%	53.5%

Earnings Per Share and Diluted Adjusted Earnings Per Share

Diluted EPS attributable to Verisk increased 15.2% to $1.44 for the fourth quarter of 2024. Diluted adjusted EPS increased 15.0% to $1.61 for the fourth quarter of 2024. For the full year 2024, diluted EPS attributable to Verisk were $6.66, up 27.6% and diluted adjusted EPS were $6.64, up 16.3%. The increase in diluted EPS attributable to Verisk and diluted adjusted EPS was driven by strong operating performance, a net gain of $100.6 million associated with the settlement of retained interests related to the sale of our healthcare business in 2016 and our specialized markets business in 2022, a litigation reserve expense of $38.2 million in the prior year, and a lower effective tax rate.

Cash Flow and Free Cash Flow

Net cash provided by operating activities was $255 million for the fourth quarter of 2024, up 1.2%, and free cash flow was $200 million, up 2.0%. For the full year 2024, net cash provided by operating activities was $1,144 million, up 7.9%, and free cash flow was $920 million, up 10.8%. The increase in operating cash flow was due to an increase in operating profit, offset by an increase in interest payments associated with our bond refinancing during the year.

Dividend

On December 31, 2024, we paid a cash dividend of 39 cents per share of common stock issued and outstanding to the holders of record as of December 13, 2024.

On February 19, 2025, our Board of Directors approved a cash dividend of $0.45 per share of common stock issued and outstanding, payable on March 31, 2025, to holders of record as of March 14, 2025.

Share Repurchases

During the fourth quarter of 2024, we entered into and fully funded an accelerated share repurchase program (ASR) of $300 million and received an initial delivery of 0.9 million shares. Upon the final settlement of this ASR agreement in January 2025, we received additional shares of 0.2 million as determined by the daily volume weighted average share price of our common stock of $278.92 during the term of this ASR agreement.

As of December 31, 2024, we had $592 million remaining under our share repurchase authorization. On February 19, 2025, our Board of Directors approved an additional share repurchase authorization of up to $1.0 billion.

Dispositions

In December 2024, we sold AER for $7.1 million. The sale resulted in a loss of $12.1 million that was included within "Other operating (loss) income" in the accompanying consolidated statements of operations for the year ended December 31, 2024.

2025 Financial Guidance

The Company has established its financial outlook for fiscal 2025 as follows. This guidance incorporates the impact of our AER divestiture and embeds current foreign currency exchange rates, current interest rates, and existing tax rates as reviewed by management. Actual results could differ materially from our current outlook.

	Fiscal 2025 Guidance
	($ in millions, except per share amounts)
	Low	High
Revenue	$3,030	$3,080
Adjusted EBITDA	$1,670	$1,720
Adjusted EBITDA margin	55.0%	55.8%
Diluted adjusted EPS	$6.80	$7.10

Fixed asset depreciation & amortization	$250	$270
Intangible amortization	$65	$65
Interest expense	$145	$165
Effective tax rate	23.0%	25.0%
Capital expenditures	$245	$265

Conference Call

Our management team will host a live audio webcast to discuss the financial results and business highlights on Wednesday, February 26, 2025, at 8:30 a.m. EST (5:30 a.m. PT, 1:30 p.m. GMT). All interested parties are invited to listen to the live event via webcast on our investor website at http://investor.verisk.com. The discussion will also be available through dial-in number 1-800-715-9871 for U.S./Canada participants or 646-307-1963 for international participants.

A replay of the webcast will be available for 30 days on our investor website and through the conference call number 1-800-770-2030 for U.S./Canada participants or 647-362-9199 for international participants using Conference ID #8064444.

About Verisk

Verisk is a leading strategic data analytics and technology partner to the global insurance industry. It empowers clients to strengthen operating efficiency, improve underwriting and claims outcomes, combat fraud and make informed decisions about global risks, including climate change, extreme events, sustainability, and political issues. Through advanced data analytics, software, scientific research and deep industry knowledge, Verisk helps build global resilience for individuals, communities and businesses. With teams across more than 20 countries, Verisk consistently earns certification by Great Place to Work and fosters an inclusive culture where all team members feel they belong.

Verisk is traded on the Nasdaq exchange and is a part of the S&P 500 Index and the Nasdaq-100 Index.

For more information, please visit www.verisk.com.

Contact:

Investor Relations

Stacey Brodbar

Head of Investor Relations

Verisk

201-469-4327

IR@verisk.com

Media

Alberto Canal

Verisk Public Relations

201-469-2618

Alberto.Canal@verisk.com

Forward-Looking Statements

This release contains forward-looking statements, including those related to our financial guidance. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. This includes, but is not limited to, our expectation and ability to pay a cash dividend on our common stock in the future, subject to the determination by our Board of Directors and based on an evaluation of our earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks, and uncertainties. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements, because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in our quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K filed with the Securities and Exchange Commission. If any of these risks or uncertainties materialize or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise except required by law.

Notes Regarding the Use of Non-GAAP Financial Measures

We have provided certain non-GAAP financial information as supplemental information regarding our operating results. These measures are not in accordance with, or an alternative for, U.S. GAAP and may be different from non-GAAP measures reported by other companies. We believe that our presentation of non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. In addition, our management uses these measures for reviewing our financial results, for budgeting and planning purposes, and for evaluating the performance of senior management.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Expenses: EBITDA represents GAAP net income from continuing operations adjusted for (i) depreciation and amortization of fixed assets; (ii) amortization of intangible assets; (iii) interest expense; and (iv) provision for income taxes. Adjusted EBITDA represents EBITDA adjusted for acquisition-related costs (earn-outs), gain/loss from dispositions (which includes businesses held for sale), and nonrecurring gain/loss. Adjusted EBITDA expenses represent adjusted EBITDA net of revenues. We believe these measures are useful and meaningful because they help us allocate resources, make business decisions, allow for greater transparency regarding our operating performance, and facilitate period-to-period comparison.

Adjusted Net Income and Diluted Adjusted EPS: Adjusted net income represents GAAP net income from continuing operations adjusted for (i) amortization of intangible assets, net of tax; (ii) acquisition-related costs (earn-outs), net of tax; (iii) gain/loss from dispositions (which includes businesses held for sale), net of tax; and (iv) nonrecurring gain/loss, net of tax. Diluted adjusted EPS represents adjusted net income divided by weighted-average diluted shares. We believe these measures are useful and meaningful because they allow evaluation of the after-tax profitability of our results excluding the after-tax effect of acquisition-related costs and nonrecurring items.

Free Cash Flow: Free cash flow represents net cash provided by operating activities determined in accordance with GAAP minus payments for capital expenditures. We believe free cash flow is an important measure of the recurring cash generated by our operations that may be available to repay debt obligations, repurchase our stock, invest in future growth through new business development activities, or make acquisitions.

Organic: Organic is defined as operating results excluding the effect of recent acquisitions and dispositions (which include businesses held for sale) and nonrecurring gain/loss associated with cost-based and equity method investments that have occurred over the past year. An acquisition is included as organic at the beginning of the calendar quarter that occurs subsequent to the one-year anniversary of the acquisition date. Once an acquisition is included in its current-period organic base, its comparable prior-year-period operating results are also included to calculate organic growth. A disposition (which includes a business held for sale) is excluded from organic at the beginning of the calendar quarter in which the disposition occurs (or when a business meets the held-for-sale criteria under U.S. GAAP). Once a disposition is excluded from its current-period organic base, its comparable prior-year-period operating results are also excluded to calculate organic growth. We believe the organic presentation enables investors to assess the growth of the business without the impact of recent acquisitions for which there is no prior-year comparison and the impact of recent dispositions, for which results are removed from all prior periods presented to allow for comparability.

Organic Constant Currency (OCC) Growth Rate: Our operating results, such as, but not limited to, revenue and adjusted EBITDA, reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which we transact changes in value over time compared with the U.S. dollar; accordingly, we present certain constant currency financial information to assess how we performed excluding the impact of foreign currency exchange rate fluctuations. We calculate constant currency by translating comparable prior-year-period results at the currency exchange rates used in the current period. We believe organic constant currency is a useful and meaningful measure to enhance investors’ understanding of the continuing operating performance of our business and to facilitate the comparison of period-to-period performance because it excludes the impact of foreign exchange rate movements, acquisitions, and dispositions.

See page 11 for a reconciliation of consolidated adjusted EBITDA and a results summary and a reconciliation of adjusted EBITDA. See page 11 for a reconciliation of adjusted EBITDA margin, a reconciliation of adjusted EBITDA expenses, and a reconciliation of diluted adjusted EPS. See page 12 for a reconciliation of net cash provided by operating activities to free cash flow.

We are not able to provide a reconciliation of projected Adjusted EBITDA, Adjusted EBITDA margin, and Diluted Adjusted EPS to the most comparable expected GAAP results because of the unreasonable effort and high unpredictability of estimating certain items that are excluded from non-GAAP Adjusted EBITDA, Adjusted EBITDA margin, and Diluted Adjusted EPS, including, for example, tax consequences, acquisition-related costs, gain/loss from dispositions and other non-recurring expenses, the effect of which may be significant.

Attached Financial Statements

Please refer to the full Form 10-K filing for the complete financial statements and related notes.

VERISK ANALYTICS, INC.

CONSOLIDATED BALANCE SHEETS

As of December 31, 2024 and 2023

	2024	2023
	(in millions, except for share and per share data)
ASSETS:
Current assets:
Cash and cash equivalents	$291.2	$302.7
Accounts receivable, net	434.4	334.2
Prepaid expenses	72.8	84.5
Income taxes receivable	83.3	23.5
Other current assets	29.9	65.2
Total current assets	911.6	810.1
Noncurrent assets:
Fixed assets, net	605.9	604.9
Operating lease right-of-use assets, net	156.0	191.7
Intangible assets, net	392.4	471.7
Goodwill	1,726.6	1,760.8
Deferred income tax assets	34.3	30.8
Other noncurrent assets	437.9	496.1
Total assets	$4,264.7	$4,366.1

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$249.8	$340.8
Short-term debt and current portion of long-term debt	514.2	14.5
Deferred revenues	447.2	375.1
Operating lease liabilities	26.0	33.1
Income taxes payable	1.7	7.9
Total current liabilities	1,238.9	771.4
Noncurrent liabilities:
Long-term debt	2,546.9	2,852.2
Deferred income tax liabilities	191.6	210.1
Operating lease liabilities	158.7	195.6
Other noncurrent liabilities	23.6	14.6
Total liabilities	4,159.7	4,043.9
Commitments and contingencies
Stockholders’ equity:
Common stock, $.001 par value; 2,000,000,000 shares authorized; 544,003,038 shares issued; 140,414,637 and 143,308,729 shares outstanding, respectively	0.1	0.1
Additional paid-in capital	2,994.0	2,872.3
Treasury stock, at cost, 403,588,401 and 400,694,309 shares, respectively	(10,062.4)	(9,037.5)
Retained earnings	7,153.4	6,416.9
Accumulated other comprehensive income	15.0	58.2
Total Verisk stockholders' equity	100.1	310.0
Noncontrolling interests	4.9	12.2
Total stockholders’ equity	105.0	322.2
Total liabilities and stockholders’ equity	$4,264.7	$4,366.1

VERISK ANALYTICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three and Twelve Months Ended December 31, 2024 and 2023

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
	(in millions, except for share and per share data)
Revenues	$735.6	$677.2	$2,881.7	$2,681.4
Operating expenses:
Cost of revenues (exclusive of items shown separately below)	230.5	226.2	901.1	876.5
Selling, general and administrative	100.3	114.4	408.7	391.8
Depreciation and amortization of fixed assets	59.1	67.6	233.6	206.8
Amortization of intangible assets	17.3	18.5	72.3	74.6
Other operating loss	12.1	-	12.1	-
Total operating expenses	419.3	426.7	1,627.8	1,549.7
Operating income	316.3	250.5	1,253.9	1,131.7
Other expense:
Net gain on early extinguishment of debt	-	-	3.6	-
Investment (loss) income and others, net	(6.7)	20.3	95.7	11.0
Interest expense, net	(34.5)	(28.1)	(124.6)	(115.5)
Total other expense, net	(41.2)	(7.8)	(25.3)	(104.5)
Income from continuing operations before income taxes	275.1	242.7	1,228.6	1,027.2
Provision for income taxes	(71.6)	(60.4)	(277.9)	(258.8)
Income from continuing operations	203.5	182.3	950.7	768.4
Income (loss) from discontinued operations, net of tax benefit (expense) of $6.8, $(12.4), $6.8 and $(12.6), respectively	6.8	(8.5)	6.8	(154.0)
Net income	210.3	173.8	957.5	614.4
Less: Net loss attributable to noncontrolling interests	0.1	0.2	0.7	0.2
Net income attributable to Verisk	$210.4	$174.0	$958.2	$614.6
Basic net income per share attributable to Verisk:
Income from continuing operations	$1.45	$1.26	$6.69	$5.24
Income (loss) from discontinued operations	0.05	(0.06)	0.05	(1.05)
Basic net income per share attributable to Verisk:	$1.50	$1.20	$6.74	$4.19
Diluted net income per share attributable to Verisk:
Income from continuing operations	$1.44	$1.25	$6.66	$5.22
Income (loss) from discontinued operations	0.05	(0.06)	0.05	(1.05)
Diluted net income per share attributable to Verisk:	$1.49	$1.20	$6.71	$4.17
Weighted average shares outstanding:
Basic	140,836,396	144,618,187	142,154,655	146,623,989
Diluted	141,590,810	145,392,678	142,842,261	147,336,159

VERISK ANALYTICS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2024 and 2023

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
	(in millions)
Cash flows from operating activities:
Net income	$210.3	$173.8	$957.5	$614.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed assets	59.1	67.6	233.6	206.8
Amortization of intangible assets	17.3	18.5	72.3	74.6
Amortization of debt issuance costs and original issue discount, net of original issue premium	0.4	0.5	2.6	1.5
Provision for doubtful accounts	2.1	(0.2)	13.3	8.7
Net gain on early extinguishment of debt	—	—	(3.6)	—
Loss (gain) on sale of assets	12.1	(4.2)	12.1	131.1
Impairment of cost-based investments	0.7	—	1.7	6.5
Stock-based compensation expense	10.7	7.7	47.9	54.0
Net gain upon settlement of investment in non-public companies	(2.3)	—	(100.6)	—
Impairment of long-lived assets	7.6	—	7.6	—
Deferred income taxes	5.3	78.6	(20.7)	52.7
Loss on disposal of fixed assets, net	(1.2)	1.5	6.5	3.8
Gain on lease modification	—	—	(1.9)	—
Acquisition related liability adjustment	(1.1)	2.0	(1.1)	(20.0)
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	3.6	21.3	(116.6)	(83.0)
Prepaid expenses and other assets	(13.7)	(20.1)	19.4	(56.9)
Operating lease right-of-use assets, net	5.6	5.4	28.8	26.8
Income taxes	(12.2)	(69.3)	1.6	(55.8)
Accounts payable and accrued liabilities	5.3	9.1	(60.8)	46.5
Deferred revenues	(49.1)	(49.9)	73.1	81.2
Operating lease liabilities	(8.3)	(5.9)	(35.0)	(27.1)
Other liabilities	3.2	16.0	6.3	(5.1)
Net cash provided by operating activities	255.4	252.4	1,144.0	1,060.7
Cash flows from investing activities:
Acquisitions and purchase of controlling interest, net of cash acquired of $0.0 and $0.0; and $1.8 and $8.0, respectively	—	—	(23.4)	(83.3)
Proceeds from sale of businesses	6.4	—	6.4	3,066.4
Investments in nonpublic companies	(0.6)	(0.5)	(1.0)	(2.2)
Proceeds received upon settlement of investment in non-public companies	1.2	—	113.3	—
Escrow funding associated with acquisitions	—	—	3.8	(3.8)
Capital expenditures	(55.4)	(56.3)	(223.9)	(230.0)
Other investing activities, net	—	(0.2)	—	(0.6)
Net cash (used in) provided by investing activities	(48.4)	(57.0)	(124.8)	2,746.5

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
	(in millions)
Cash flows from financing activities:
Repayment of short-term debt, net	—	—	—	(1,265.0)
Proceeds from issuance of long-term debt, inclusive of original issue premium and net of original issue discount	—	—	590.2	495.2
Repayment of short-term debt with original maturities greater than three months	—	—	—	(125.0)
Payment of debt issuance costs	0.3	—	(5.3)	(6.0)
Payment on early extinguishment of debt	—	—	(396.4)	—
Repurchases of common stock	(255.0)	(712.5)	(1,005.0)	(2,762.3)
Treasury stock repurchased not yet settled	(45.0)	462.5	(45.0)	(37.5)
Payment of excise tax on treasury stock repurchases	(25.2)	—	(25.2)	—
Net share settlement of taxes from restricted stock and performance share awards	(1.9)	(1.3)	(14.9)	(15.3)
Proceeds from stock options exercised	14.2	7.6	124.8	141.9
Payment of contingent liability related to acquisition	—	—	(8.5)	—
Dividends paid	(54.7)	(48.9)	(221.3)	(196.8)
Other financing activities, net	(3.0)	(2.5)	(21.9)	(15.7)
Net cash used in financing activities	(370.3)	(295.1)	(1,028.5)	(3,786.5)
Effect of exchange rate changes	(3.5)	(14.4)	(2.2)	(10.7)
(Decrease) increase in cash and cash equivalents	(166.8)	(114.1)	(11.5)	10.0
Cash and cash equivalents, beginning of period	458.0	416.8	302.7	292.7
Cash and cash equivalents, end of period	$291.2	$302.7	$291.2	$302.7
Supplemental disclosures:
Income taxes paid	$69.3	$65.1	$287.7	$276.0
Interest paid	$68.6	$50.3	$131.6	$111.2
Noncash investing and financing activities:
Deferred tax liability established on date of acquisitions	$—	$(0.2)	$1.4	$8.7
Net assets sold as part of the dispositions, net of cash sold	$17.3	$—	$17.3	$3,211.8
Finance lease additions, net of disposals	$0.4	$1.9	$28.8	$45.6
Operating lease additions (terminations)	$1.3	$4.9	$(4.4)	$34.3
Fixed assets included in accounts payable and accrued liabilities	$0.2	$2.1	$0.2	$2.2

Non-GAAP Reconciliations

Consolidated EBITDA, Adjusted EBITDA, and Organic Adjusted EBITDA Reconciliation from Continuing Operations

(in millions)

Note: EBITDA, adjusted EBITDA, and organic adjusted EBITDA are non-GAAP measures. Margin is calculated as a percentage of consolidated revenues.

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2024		2023		2024		2023
	Total	Margin	Total	Margin	Total	Margin	Total	Margin
Net income	$210.3	28.6%	$173.8	25.7%	$957.5	33.2%	$614.4	22.9%
Less: Loss (gain) from discontinued operations, net of tax	6.8	0.9	(8.5)	(1.2)	6.8	0.2	(154.0)	(5.7)
Income from continuing operations	203.5	27.7	182.3	26.9	950.7	33.0	768.4	28.6
Depreciation and amortization of fixed assets	59.1	8.0	67.6	10.0	233.6	8.1	206.8	7.7
Amortization of intangible assets	17.3	2.3	18.5	2.7	72.3	2.5	74.6	2.8
Interest expense	34.5	4.7	28.1	4.2	124.6	4.3	115.5	4.3
Provision for income taxes	71.6	9.8	60.4	8.9	277.9	9.7	258.8	9.7
EBITDA	386.0	52.5	356.9	52.7	1,659.1	57.6	1,424.1	53.1
Acquisition-related adjustments (earn-outs)	1.1	0.2	2.0	0.3	1.1	0.1	(19.4)	(0.7)
Impairment of cost-based investments	0.7	0.1	—	—	1.7	0.1	6.5	0.2
Net gain upon settlement of investment in non-public companies	(2.3)	(0.3)	—	—	(100.6)	(3.5)	—	—
Nonoperational foreign currency loss on internal loan transaction	—	—	—	—	4.2	0.1	—	—
Litigation reserve, net of recovery	—	—	19.0	2.8	(4.7)	(0.2)	38.2	1.5
Net gain on early extinguishment of debt	—	—	—	—	(3.6)	(0.1)	—	—
Leasehold impairment, net of lease modification gain	—	—	—	—	6.7	0.2	—	—
Loss (gain) directly related to dispositions from continuing operations	12.1	1.6	(15.9)	(2.4)	12.1	0.4	(15.9)	(0.6)
Adjusted EBITDA	397.6	54.1	362.0	53.4	1,576.0	54.7	1,433.5	53.5
Adjusted EBITDA from acquisitions and dispositions	1.0		0.7		(0.9)		1.0
Organic adjusted EBITDA	$398.6	54.5	$362.7	53.9	$1,575.1	55.0	$1,434.5	53.7

Results Summary, EBITDA and Adjusted EBITDA Reconciliation from Continuing Operations

(in millions)

Note: Organic revenues, EBITDA, adjusted EBITDA, and organic adjusted EBITDA are non-GAAP measures.

	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023
	Insurance	Insurance
Revenues	$735.6	$677.2
Revenues from acquisitions and dispositions	(3.7)	(4.4)
Organic revenues	$731.9	$672.8

EBITDA	$386.0	$356.9
Acquisition-related adjustments (earn-outs)	1.1	2.0
Impairment of cost-based investment	0.7	-
Net gain upon settlement of investment in non-public companies	(2.3)	-
Litigation reserve, net of recovery	-	19.0
Loss (gain) directly related to dispositions from continuing operations	12.1	(15.9)
Adjusted EBITDA	397.6	362.0
Adjusted EBITDA from acquisitions and dispositions	1.0	0.7
Organic adjusted EBITDA	$398.6	$362.7

	Twelve Months Ended December 31, 2024	Twelve Months Ended December 31, 2023
	Insurance	Insurance
Revenues	$2,881.7	$2,681.4
Revenues from acquisitions and dispositions	(16.5)	(9.1)
Organic revenues	$2,865.2	$2,672.3

EBITDA	$1,659.1	$1,424.1
Acquisition-related adjustments (earn-outs)	1.1	(19.4)
Impairment of cost-based investments	1.7	6.5
Net gain upon settlement of investment in non-public companies	(100.6)	—
Nonoperational foreign currency loss on internal loan transaction	4.2	—
Litigation reserve, net of recovery	(4.7)	38.2
Net gain on early extinguishment of debt	(3.6)	—
Leasehold impairment, net of lease modification gain	6.7	—
Loss (gain) directly related to dispositions from continuing operations	12.1	(15.9)
Adjusted EBITDA	1,576.0	1,433.5
Adjusted EBITDA from acquisitions and dispositions	(0.9)	1.0
Organic adjusted EBITDA	$1,575.1	$1,434.5

Consolidated Adjusted EBITDA Expense Reconciliation from Continuing Operations

(in millions)

Note: Adjusted EBITDA expense is a non-GAAP measure.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Operating expenses	$419.3	$426.7	$1,627.8	$1,549.7
Less: Depreciation and amortization of fixed assets	(59.1)	(67.6)	(233.6)	(206.8)
Less: Amortization of intangible assets	(17.3)	(18.5)	(72.3)	(74.6)
Less: Net gain on early extinguishment of debt	—	—	(3.6)	—
Less: Investment loss (income) and others, net	6.7	(20.3)	(95.7)	(11.0)
Plus: Acquisition-related adjustments (earn-outs)	(1.1)	(2.0)	(1.1)	19.4
Less: Impairment of cost-based investments	(0.7)	—	(1.7)	(6.5)
Less: Nonoperational foreign currency loss on internal loan transaction	—	—	(4.2)	—
Less: Litigation reserve, net of recovery	—	(19.0)	4.7	(38.2)
Plus: Net gain upon settlement of investment in non-public companies	2.3	—	100.6	—
Plus: Net gain on early extinguishment of debt	—	—	3.6	—
Less: Leasehold impairment, net of lease modification gain	—	—	(6.7)	—
Less: (Loss) gain directly related to dispositions from continuing operations	(12.1)	15.9	(12.1)	15.9
Adjusted EBITDA expense	$338.0	$315.2	$1,305.7	$1,247.9

Diluted Adjusted EPS Reconciliation from Continuing Operations

(in millions, except per share amounts)

Note: Diluted adjusted EPS is a non-GAAP measure.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Net income	$210.3	$173.8	$957.5	$614.4
Less: (Income) loss from discontinued operations	(6.8)	8.5	(6.8)	154.0
Income from continuing operations	203.5	182.3	950.7	768.4
Plus: Amortization of intangibles	17.3	18.5	72.3	74.6
Less: Income tax effect on amortization of intangibles	(4.5)	(4.7)	(18.8)	(18.7)
Plus: Impairment of cost-based investments	0.7	—	1.7	6.5
Less: Income tax effect on impairment of cost-based investments	(0.2)	—	(0.4)	(0.4)
Plus: Nonoperational foreign currency loss on internal loan transaction	—	—	4.2	—
Less: Income tax effect on nonoperational foreign currency loss on internal loan transaction	—	—	(1.0)	—
Plus: Litigation reserve, net of recovery	—	19.0	(4.7)	38.2
Less: Income tax effect on litigation reserve	—	(0.5)	1.7	(0.5)
Less: Net gain upon settlement of investment in non-public companies	(2.3)	—	(100.6)	—
Less: Income tax effect on net gain upon settlement of investment in non-public companies	0.6	—	29.1	—
Less: Net gain on early extinguishment of debt	—	—	(3.6)	—
Less: Income tax effect on net gain on early extinguishment of debt	—	—	0.9	—
Plus: Leasehold impairment, net of lease modification gain	—	—	6.7	—
Less: Income tax effect on leasehold impairment, net of lease modification gain	—	—	(1.7)	—
Less: Acquisition-related adjustments (earn-outs)	1.1	2.0	1.1	(19.4)
Less: Income tax effect on acquisition-related adjustments (earn-outs)	—	(0.5)	—	4.9
Plus: Loss (gain) directly related to dispositions from continuing operations	12.1	(15.9)	12.1	(15.9)
Less: Income tax effect on loss (gain) directly related to dispositions from continuing operations	(0.8)	3.7	(0.8)	3.7
Adjusted net income	$227.5	$203.9	$948.9	$841.4

Diluted EPS attributable to Verisk	$1.44	$1.25	$6.66	$5.22
Diluted adjusted EPS	$1.61	$1.40	$6.64	$5.71

Weighted-average diluted shares outstanding	141.6	145.4	142.8	147.3

Free Cash Flow Reconciliation from Continuing Operations

(in millions)

Note: Free cash flow is a non-GAAP measure.

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2024	2023	Change	2024	2023	Change
Net cash provided by operating activities	$255.4	$252.4	1.2%	$1,144.0	$1,060.7	7.9%
Capital expenditures	(55.4)	(56.3)	(1.6)	(223.9)	(230.0)	(2.7)
Free cash flow	$200.0	$196.1	2.0	$920.1	$830.7	10.8